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INTERNATIONAL SHIPHOLDING CORPORATION REPORTS FOURTH QUARTER AND YEAR-END 2013 RESULTS

Declares fourth quarter dividend of $0.25 per share and sets $1.00 dividend target for 2014

Provides 2014 guidance for EBITDA of $65 to $72 million

Mobile, Alabama, January 29, 2014 – International Shipholding Corporation (NYSE: ISH) today announced financial results for the quarter ended December 31, 2013.

Fourth Quarter 2013 Highlights

•

Reported net income of $16.9 million for the three months ended December 31, 2013, which included a non-cash foreign currency exchange gain of $1.4 million and a  non-cash gain of $14.0 million on the reversal of the Company’s tax valuation allowance

•	Concluded a multi year extension of its contract with The Mosaic Company
•	Invested in a Joint Venture to own 30% of two International flag Chemical Tankers scheduled for delivery in the first quarter of 2014
•	Entered into a time charter on its Capesize Bulk Carrier through 2014.
•	Fixed the currency risk of its Yen-denominated loan facility at an exchange rate of 102.53 per US Dollar

Net Income

The Company reported net income of $ 16.9 million for the fourth quarter of 2013, which included non-operating gains of $1.4 million from fixing its Yen-denominated loan facility and $ 14.0 million from the reversal of the Company’s Federal tax valuation allowance. Excluding these non-operating items, net income for the fourth quarter was $1.5 million as compared to a  2012 fourth quarter loss, excluding non-operating items, of $5.4 million.

Mr. Niels M. Johnsen, Chairman and Chief Executive Officer, stated, “In 2013, we have made significant progress in strengthening our balance sheet, identifying attractive opportunities to solidify our leadership position in the niche segments in which we operate, and securing our strong and stable cash flows from medium to long-term contracts with high-quality counterparties.  We successfully accessed the capital markets twice in 2013, raising a total of $56.6 million through two preferred stock offerings. This new capital enabled us to reactivate a Jones Act tug/barge unit, acquire the contract for a newbuilding “eco” Handysize Bulkcarrier, and invest in a joint venture for two Chemical Tankers. Finally, we have continued to sign and renew medium to long-term contracts with creditworthy counterparties like The Mosaic Company, with whom we have reached a multi year extension of the contract,  maintaining our strong contract coverage.”

“Moving into 2014, we remain committed to using the strong and predictable cash flows generated by our medium to long-term charters to capitalize on attractive acquisition opportunities if and as they arise in niche markets, which ultimately create value for our shareholders. It is in line with this dedication to value creation for our shareholders that our Board of Directors declared a $0.25 per share dividend for the fourth quarter of 2013, thereby achieving our target of $1.00 per share for the full year 2013.”

Gross Voyage Profit

The Company’s fourth quarter 2013 gross voyage profit, representing  the results of its six reporting segments, was $17.9 million, compared to $10.7 million in the comparable 2012 three month period. The comparable results by operating segment are shown below.

(All Amounts in Millions)		Pure Car	Dry Bulk		Specialty
	Jones Act	Truck Carriers	Carriers	Rail-Ferry	Contracts	Other	Total
Fourth Quarter, 2013
Gross Voyage Profit	$9.1	$3.2	$1.8	$1.5	$1.6	$0.7	$17.9

Depreciation	(1.9)	(2.2)	(1.6)	(0.5)	(0.5)	-	(6.7)
Gross Profit	$7.2	$1.0	$0.2	$1.0	$1.1	$0.7	$11.2
(After Depreciation)

Fourth, Quarter, 2012
Gross Voyage Profit	$4.0	$4.6	$0.7	$0.6	$0.3	$0.5	$10.7

Depreciation	(0.9)	(2.4)	(1.7)	(0.7)	(0.5)	-	(6.2)
Gross Profit (Loss)	$3.1	$2.2	$(1.0)	$(0.1)	$(0.2)	$0.5	$4.5
(After Depreciation)

Variance
Gross Voyage Profit	$5.1	$(1.4)	$1.1	$0.9	$1.3	$0.2	$7.2
Depreciation	$(1.0)	$0.2	$0.1	$0.2	$-	$-	$(0.5)
Gross Profit (Loss)	$4.1	$(1.2)	$1.2	$1.1	$1.3	$0.2	$6.7

For a reconciliation of the gross voyage numbers presented above to GAAP figures, please see the attached Non-GAAP Reconciliation Statement.

The improved gross voyage results on  the Jones Act segment are directly attributable to United Ocean Services (“UOS”), which contributed three full months of results during the fourth quarter of 2013 as compared to one month in the comparable quarter of 2012.  Partially offsetting the segment’s results were higher operating cost on the Company’s molten sulphur carrier. Gross voyage profit on the Pure Car Truck Carrier (“PCTC”) segment was lower primarily due to the lower charter rate on one of its International flag PCTCs, which took effect April, 2013, and higher operating costs for the PCTC fleet. Stronger results in the Dry Bulk segment reflect improvements in Dry Bulk rates, relative to their levels in the comparable quarter of 2012. During the fourth quarter, at a point in time that one year term charters were fixable in the mid to high teens the Company fixed its Capesize Bulk Carrier on a time charter through 2014.  The Rail Ferry segment continued its recent trend by reporting higher northbound volumes in the 2013 fourth quarter. The Company’s Specialty segment reported improved results over the 2012 fourth quarter, primarily related to revenue contributions from its ice-strengthened vessel. This vessel redelivered from a charter during the fourth quarter of 2012 and experienced non-operating days in that quarter, but was fully employed during the fourth quarter of 2013.  The Other segment, which consists primarily of chartering brokerage and agency services, had slightly lower brokerage revenues than in the comparable 2012 period.

Administrative and General

Administrative and general expenses were approximately $1.2 million lower for the quarter ended December 31, 2013 compared to the same period in 2012. The 2012 period included professional fees associated with the acquisition of UOS in November, 2012. The absence of those fees during the 2013 quarter was partially offset by the incremental overhead related to a full fourth quarter of UOS operations in 2013.

Interest and Other

The lower interest expense for the fourth quarter of 2013 reflects the Company’s lower outstanding debt service relative to the comparable 2012 period.  During the fourth quarter of 2013, the Company entered into forward Yen exchange contracts which fixed the Company’s Yen exposure at approximately 102.53 Yen to the U.S. Dollar. While the facility remains a Yen-denominated loan, future Yen currency fluctuations will have no impact on the Company’s earnings. The Company recognized a non-cash gain of $1.4 million related to the Yen-denominated facility in the fourth quarter of 2013.

Taxes

With the acquisition of UOS and taking into consideration the projected taxable earnings from the Jones Act segment in future periods, the Company reversed and recognized in its earnings, a Federal tax valuation allowance of $14.0 million in the 2013 fourth quarter results.

Balance Sheet

The Company’s working capital at December 31, 2013 was $14.2 million, a decrease of $1.7 million from September 30, 2013.  The decrease was due in part to investment in the Chemical Tanker joint venture. Cash and cash equivalents balance was approximately $20 million. Capital expenditures for the 2013 fiscal year were $50.7 million, which includes drydock expenditures  of $18.2 million.  The Company’s total debt obligations at December  31, 2013 were approximately $198 million.

Dividend Declarations

The Company’s Board of Directors approved per-share dividend payments on January 7, 2014 of $2.375 and $2.25 on its Series A and Series B Preferred Stock, respectively, representing regular quarterly payments.  Additionally, the Board of Directors declared a $0.25 dividend payable on March  3, 2014 for each share of common stock owned on the record date of February 17, 2014.  All future dividend declarations remain subject to the discretion of International Shipholding Corporation’s Board of Directors.

Outlook

The Company projects 2014 EBITDA in the range of $65 and $72 million and estimates that its 2014 cash outlay on capital expenditures, including drydock costs, will be within a $13 - $16 million range.  The Company set a $1.00 common stock dividend target for the 2014 fiscal year.

All 2014 outlook figures included in this release exclude the effects of special items, future changes in regulation, the impact of unforeseen litigation or unforeseen events or circumstances that reduce vessel deployment or rates, any changes in operating or capital plans, and any future acquisitions, divestitures, buybacks or other similar business transactions.  For purposes of this outlook section, EBITDA means earnings before interest, taxes, depreciation and amortization.  See “Caution concerning forward-looking statements” below. Dividends are payable only if and when declared by our board of directors, which remains free to change or terminate our dividend practices at any time.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, January 30, 2014, at 10:00 AM ET. To participate in the conference call, please dial (888) 329-8877 (domestic) or (719) 457-2664  (international). Participants can reference the International Shipholding Corporation Fourth Quarter 2013 Earnings Call or passcode 1520028.  Please dial in approximately 5 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.intship.com.  Please allow extra time prior to the call to visit the Company’s website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through February 6, 2014 at (877) 870-5176 (domestic) or (858) 384-5517 (international).  The passcode for the replay is 1520028.

About International Shipholding

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Caution concerning forward-looking statements

Except for historical and factual information,  the matters set forth in this release and future oral or written statements made by us or our management, including statements regarding our 2014 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: our ability to maximize the usage of our newly-purchased and incumbent vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts when they expire and to maximize our carriage of supplemental cargoes; our ability to effectively handle our leverage by servicing and complying with each of our debt instruments; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including charges in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending similar to the U.S. Congress’ recent “sequestration” cuts; terrorism, piracy and trade restrictions; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factors on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which are inherently speculative and speak only as of the date made.  We undertake no obligation to update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group

Bryan Degnan

(646) 673-9701

bdegnan@igbir.com

Leon Berman

(212) 477-8438

lberman@igbir.com

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (251) 243-9082

Non-GAAP Reconciliation by Segment
Quarter ended December 31, 2013

(All Amounts in Millions)		Pure Car			Specialty
	Jones Act	Truck Carriers	Dry Bulk	Rail-Ferry	Contracts	Other	Total
Fourth Quarter, 2013
Gross Profit	$7.2	$1.0	$0.2	$1.0	$1.1	$0.7	$11.2

Allocated Overhead	(3.1)	(1.1)	(0.6)	(0.5)	(0.6)	(0.2)	(6.1)
*Add Back: Unconsolidated Entities	-	-	0.9	-	-	-	0.9
Operating Income	$4.1	$(0.1)	$0.5	$0.5	$0.5	$0.5	$6.0

Fourth Quarter, 2012
Gross profit	$3.1	$2.2	$(1.0)	$(0.1)	$(0.2)	$0.5	$4.5

Allocated Overhead	(0.6)	(3.0)	(1.7)	(0.5)	(1.0)	(0.7)	(7.4)
Gain on Sale of Assets	-	12.2	-	-	-	-	12.2
*Add Back: Unconsolidated Entities	-	-	0.8	-	-	-	0.8
Operating Income	$2.5	$11.4	$(1.9)	$(0.6)	$(1.2)	$(0.2)	$10.1

* To remove the effect of including the results of the unconsolidated entities in Gross Voyage Profit

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(All Amounts in Thousands Except Share Data)
Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues	$76,193	$56,810	$310,152	$243,496
Operating Expenses:
Voyage Expenses	56,363	44,433	247,622	185,453
Amortization Expense	1,029	829	5,701	3,055
Vessel Depreciation	6,658	6,186	24,363	24,366
Other Depreciation	18	23	69	32
Administrative and General Expenses	6,137	7,373	22,734	23,244
Loss/(Gain) on Sale of Other Assets	10	(12,162)	16	(16,625)
Total Operating Expenses	70,215	46,682	300,505	219,525
Operating Income	5,978	10,128	9,647	23,971
Interest and Other:
Interest Expense	2,117	3,257	9,504	10,409
Derivative Loss (Gain)	(48)	388	438	485
(Gain)/Loss on Sale of Investment	-	(514)	-	(580)
Other Income from Vessel Financing	(506)	(572)	(2,122)	(2,387)
Investment Income	(23)	(79)	(114)	(470)
Foreign Exchange (Gain)/Loss	(1,354)	(4,735)	(5,914)	(5,506)
	186	(2,255)	1,792	1,951
Income Before Provision (Benefit) for Income Taxes
and Equity in Net Loss of Unconsolidated Entities	5,792	12,383	7,855	22,020
Provision/(Benefit) for Income Taxes:
Current	15	16	83	296
Deferred	(12,299)	(53)	(12,299)	(453)
State	253	-	253	-
	(12,031)	(37)	(11,963)	(157)
Equity in Net Loss of Unconsolidated
Entities (Net of Applicable Taxes)	(955)	(880)	(1,661)	(215)
Net Income	$16,868	$11,540	$18,157	$21,962
Preferred Stock Dividends	1,306	-	3,226	-
Net Income Available to Common Stockholders	$15,562	$11,540	$14,931	$21,962
Basic and Diluted Earnings Per Common Share:
Basic Earnings Per Common Share:	$2.15	$1.60	$2.06	$3.05
Diluted Earnings Per Common Share:	$2.13	$1.60	$2.05	$3.04
Weighted Average Shares of Common Stock Outstanding:
Basic	7,248,350	7,203,911	7,237,472	7,195,606
Diluted	7,322,082	7,226,436	7,282,676	7,213,288
Common Stock Dividends Per Share	$0.25	$0.25	$1.00	$1.00

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands Except Shares)
Unaudited
	December 31,	December 31,
ASSETS	2013	2012

Cash and Cash Equivalents	$20,010	$19,868
Restricted Cash	8,499	8,000
Accounts Receivable, Net of Allowance for Doubtful Accounts	30,441	32,891
Net Investment in Direct Financing Leases	-	3,540
Other Current Assets	10,430	8,392
Notes Receivable	3,987	4,383
Material and Supplies Inventory	11,286	11,847
Total Current Assets	84,653	88,921

Investment in Unconsolidated Entities	14,818	12,676

Net Investment in Direct Financing Leases	-	13,461

Vessels, Property, and Other Equipment, at Cost:
Vessels	582,416	525,172
Building	1,211	1,211
Land	623	623
Leasehold Improvements	26,348	26,348
Construction in Progress	2,673	10
Furniture and Equipment	11,727	11,614
	624,998	564,978
Less - Accumulated Depreciation	(175,106)	(151,318)
	449,892	413,660

Other Assets:
Deferred Charges, Net of Accumulated Amortization	29,309	19,892
Intangible Assets, Net of Accumulated Amortization	28,756	45,784
Due from Related Parties	1,699	1,709
Notes Receivable	27,659	33,381
Goodwill	2,735	2,700
Deferred Tax Asset	9,471	-
Other	7,383	5,509
	107,012	108,975

TOTAL ASSETS	$656,375	$637,693

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands Except Shares)
Unaudited
	December 31,	December 31,
	2013	2012
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt	$19,213	$26,040
Accounts Payable and Accrued Liabilities	51,278	50,896
Total Current Liabilities	70,491	76,936

Long-Term Debt, Less Current Maturities	179,016	211,590

Other Long-Term Liabilities:
Lease Incentive Obligation	5,397	6,150
Other	65,306	80,718

TOTAL LIABILITIES	320,210	375,394

Stockholders' Equity:
Preferred Stock – Series A	250	-
Preferred Stock – Series B	316	-
Common Stock	8,692	8,632
Additional Paid-In Capital	140,115	86,362
Retained Earnings	226,105	217,654
Treasury Stock	(25,403)	(25,403)
Accumulated Other Comprehensive Loss	(13,910)	(24,946)
TOTAL STOCKHOLDERS' EQUITY	336,165	262,299

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$656,375	$637,693

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All Amounts in Thousands)
Unaudited
	Twelve Months Ended December 31,
	2013	2012
Cash Flows from Operating Activities:
Net Income	$18,157	$21,962
Adjustments to Reconcile Net Income to Net Cash Provided by
Operating Activities:
Depreciation	24,930	24,975
Amortization of Deferred Charges	11,638	7,979
Amortization of Intangible Assets	5,698	3,055
Deferred Tax Benefit	(12,046)	(453)
Non-Cash Share Based Compensation	1,420	1,216
Equity in Net (Loss) Income of Unconsolidated Entities	1,661	215
Loss (Gain) on Sale of Assets	16	(16,625)
Gain on Sale of Investments	-	(580)
Gain on Foreign Currency Exchange	(5,914)	(5,506)
Changes in:
Deferred Drydocking Charges	(18,176)	(11,304)
Accounts Receivable	2,014	(3,533)
Inventories and Other Current Assets	(767)	(2,734)
Other Assets	840	2,121
Accounts Payable and Accrued Liabilities	(9,380)	(6,481)
Other Long-Term Liabilities	3,782	(4,473)
Net Cash Provided by Operating Activities	23,873	9,834

Cash Flows from Investing Activities:
Principal payments received under Direct Financing Leases	558	3,877
Acquisition of Frascati Shops Inc and Tower, LLC	-	(620)
Capital Improvements to Vessels and Other Assets	(32,543)	(50,729)
Proceeds from Sale of Assets	-	225,315
Proceeds of Marketable Securities	-	12,433
Investment in Unconsolidated Entities	(3,520)	(1,000)
Net Increase in Restricted Cash Account	(499)	(1,093)
Acquisition of United Ocean Services, LLC	(2,475)	(112,242)
Proceeds from Note Receivables	5,954	4,754
Net Cash (Used In) Provided by Investing Activities	(32,525)	80,695

Cash Flows from Financing Activities:
Issuance of Preferred Stock	53,333	-
Proceeds from Issuance of Debt	67,000	137,930
Repayment of Debt	(99,711)	(220,337)
Additions to Deferred Financing Charges	(2,122)	(1,274)
Dividends Paid	(9,706)	(8,417)
Net Cash Provided by (Used In) Financing Activities	8,794	(92,098)

Net Increase (Decrease) in Cash and Cash Equivalents	142	(1,569)
Cash and Cash Equivalents at Beginning of Period	19,868	21,437

Cash and Cash Equivalents at End of Period	$20,010	$19,868